UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2012

Mission Broadcasting, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-62916-02	51-0388022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30400 Detroit Road, Suite 304

Westlake, Ohio 44145

(Address of Principal Executive Offices, including Zip Code)

(440) 526-2227

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 3, 2012, Mission Broadcasting, Inc. (the “Company”), entered into that certain Fourth Amended and Restated Credit Agreement (the “Credit Agreement”), together with Bank of America, N.A., as administrative agent and collateral agent, UBS Securities, LLC, as syndication agent, joint lead arranger and joint book manager, RBC Capital Markets, as documentation agent, joint lead arranger and joint book manager, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book manager, and a syndicate of other lenders. The Credit Agreement is comprised of a $104.0 million term loan facility due in 2017 (subject to a springing maturity if certain conditions are met) and a $35.0 million revolving loan facility due in 2017 (subject to a springing maturity if certain conditions are met). Nexstar Broadcasting Group, Inc. (“Nexstar Broadcasting Group”) and each of its direct and indirect subsidiaries, including Nexstar Broadcasting, Inc. (“Nexstar”) and Nexstar Finance Holdings, Inc. (“Nexstar Finance Holdings”), guarantee all of the Company’s borrowings under the Credit Agreement. The obligations under the Credit Agreement are secured by substantially all of the equity interests of the Company and Nexstar Broadcasting Group’s subsidiaries and substantially all other assets owned by the Company and Nexstar.

Borrowings under the Credit Agreement bear interest at a floating rate, which can be either a base rate plus an applicable margin or, at the Company’s option, a Eurodollar rate plus an applicable margin. Base rate is defined in the Credit Agreement as the higher of (x) the federal funds effective rate, plus 0.50% per annum, (y) the Bank of America prime rate, and (z) the Eurodollar rate, plus 1.00%. Eurodollar rate is generally defined in the Credit Agreement as the British Bankers Association LIBOR Rate.

The applicable margin for the revolving loan facilities is 3.25% for the base rate loans and 4.25% for Eurodollar loans. The initial applicable margin for the term loan facilities is 2.50% for base rate loans and 3.50% for Eurodollar loans. Thereafter, subject to the Company’s total leverage ratio, the applicable base rate margin for the term loan facility will vary from 2.25% and 2.50% and the applicable Eurodollar rate margin will vary from 3.25% and 3.50%.

The interest rate payable under the Credit Agreement will increase by 2.0% per annum during the continuance of an event of default.

Commitment fees on unused commitments under the revolving credit facilities are 0.50% per annum.

Prior to the maturity date, funds under the revolving credit facilities may be borrowed, repaid and reborrowed, without premium or penalty. The revolving credit facilities are due in full at maturity in January 2017 (or December 2017 if certain conditions are met). The principal amount under the Company’s term loans, commencing on June 30, 2013, reduce quarterly by 0.25%.

Voluntary prepayments of amounts outstanding under the Credit Agreement are permitted at any time, so long as the Company gives notice as required by the Credit Agreement. However, if a prepayment is made with respect to a Eurodollar loan, and the prepayment is made on a date other than an interest payment date, the Company must pay a fee to compensate the lender for losses and expenses incurred as a result of the prepayment.

The Company is required to prepay amounts outstanding under the Credit Agreement in an amount equal to:

•	100% of the net proceeds of certain debt issuances;

•

100% of the net cash proceeds of any disposition of assets (excluding certain permitted dispositions, such as dispositions made in the ordinary course of business and dispositions of certain assets no longer used or useful in the business), subject to a $1.0 million single transaction or series of related transactions basket and a $5.0 million aggregate fiscal year basket, reduced to the extent that any such net cash proceeds are to be reinvested within 12 months of receipt of such net cash proceeds in assets used in the business or are to be used in connection with permitted acquisitions or capital expenditures, so long as no default or event of default exists;

•

100% of all insurance recoveries in excess of amounts used to replace or restore any properties, reduced to the extent that such insurance recoveries are reinvested within 12 months, so long as no default or event of default exists;

•

with respect to the Company, 50% of the excess cash flow of the Company when the consolidated total leverage ratio is greater than 3.00x, 25% of the excess cash flow of the Company when the consolidated total leverage ratio is less than 3.00x but greater than 2.50x for the preceding fiscal year and 0% of excess cash flow of the Company and when the consolidated total leverage ratio is less than or equal to 2.50x for the preceding fiscal year, commencing with the fiscal year ending December 31, 2013; and

•	the amount, if any, by which outstanding borrowings under the Credit Agreement exceed the commitments.

All mandatory prepayments must be used to repay loans outstanding under the Credit Agreement on a pro rata basis, but shall not necessarily reduce availability under the revolving credit facility.

The Credit Agreement contains certain covenants that, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, liens and encumbrances and other matters customarily restricted in such agreements.

The Credit Agreement contains customary events of default, including without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness agreements in excess of specified amounts, certain events of bankruptcy and insolvency, judgments in excess of specified amounts, ERISA defaults, termination of material licenses, failure of any guaranty or security document supporting the senior credit facilities to be in full force and effect and a change of control.

Nexstar Broadcasting Group and each of its direct and indirect subsidiaries guarantee all of the Company’s borrowings under the Credit Agreement.

In addition, the Company guarantees all of Nexstar’s borrowings under its new credit agreement. Nexstar’s new credit agreement consists of a $246.0 million term loan facility due in 2017 (subject to a springing maturity if certain conditions are met) and a $65.0 million revolving loan facility due in 2017 (subject to a springing maturity if certain conditions are met).

The descriptions of the Credit Agreement, the guarantee of the obligations under Nexstar’s credit agreement and Nexstar’s credit agreement are qualified in their entirety by reference to the Credit Agreement, the Third Restated Guaranty (Nexstar Obligations) dated as of December 3, 2012 and Nexstar’s Fifth Amended and Restated Credit Agreement, dated as of December 3, 2012, which are filed as exhibits 10.1, 10.2 and 10.3, respectively, hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement and the related guarantees included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Fourth Amended and Restated Credit Agreement, dated December 3, 2012, by and among Mission Broadcasting, Inc., Bank of America, N.A., as administrative agent and collateral agent, UBS Securities, LLC, as syndication agent, joint lead arranger and joint book manager, RBC Capital Markets, as documentation agent, joint lead arranger and joint book manager, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book manager, and a syndicate of other lenders.

10.2	Third Restated Guaranty (Nexstar Obligations) dated as of December 3, 2012.

10.3	Fifth Amended and Restated Credit Agreement, dated December 3, 2012, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc., Mission Broadcasting, Inc., Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer, UBS Securities, LLC, as syndication agent, joint lead arranger and joint book manager, RBC Capital Markets, as documentation agent, joint lead arranger and joint book manager, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book manager, and a syndicate of other lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MISSION BROADCASTING, INC.

Dated: December 4, 2012	By:	/s/ Dennis Thatcher
Name: Dennis Thatcher
Title: President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated Credit Agreement, dated December 3, 2012, by and among Mission Broadcasting, Inc., Bank of America, N.A., as administrative agent and collateral agent, UBS Securities, LLC, as syndication agent, joint lead arranger and joint book manager, RBC Capital Markets, as documentation agent, joint lead arranger and joint book manager, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book manager, and a syndicate of other lenders.

10.2	Third Restated Guaranty (Nexstar Obligations) dated as of December 3, 2012.

10.3	Fifth Amended and Restated Credit Agreement, dated December 3, 2012, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc., Mission Broadcasting, Inc., Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer, UBS Securities, LLC, as syndication agent, joint lead arranger and joint book manager, RBC Capital Markets, as documentation agent, joint lead arranger and joint book manager, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book manager, and a syndicate of other lenders.